UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 15, 2011 (March 10, 2011)

GIBRALTAR INDUSTRIES, INC.
(Exact name of registrant as specified in its chapter)

Delaware	0-22462	16-1445150

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3556 Lake Shore Road P.O. Box 2028 Buffalo, New York	14219-0228

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (716) 826-6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definite Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-10.1
EX-10.2
EX-10.3
EX-99.1

Item 1.01	Entry into a Material Definite Agreement
The Disposition of USP and Renown
On March 10, 2011, Gibraltar Steel Corporation of New York (“Seller’), a New York corporation and a wholly-owned subsidiary of Gibraltar Industries, Inc., a Delaware corporation (the “Company”) entered into a Stock Purchase Agreement (the “USP Agreement”) with MiTeK Industries, Inc., a Missouri corporation, and MiTeK Canada, Inc., an Ontario corporation (collectively the “ Purchaser”), under which the Seller agreed to sell, and the Purchaser agreed to purchase, all of the issued and outstanding capital stock of United Steel Products Company, Inc., a Minnesota corporation (“USP”) and all of the shares of Renown Specialties Company Ltd., an Ontario corporation (“Renown”). Under the terms of the USP Agreement, the total consideration payable to the Seller is approximately $58,000,000 in cash, net of working capital adjustments that may be made respecting USP or Renown. There was no material relationship, other than in respect of the transaction, between the Company and the Purchaser. The foregoing description of the USP Agreement is qualified in its entirety by reference to the terms, provisions, and covenants of the USP Agreement, a copy of which has been filed as Exhibit 10.1 to this report on Form 8-K and is incorporated herein by reference.

The Acquisition of D.S. Brown Company
     On March 10, 2011, Gibraltar Industries Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “D.S. Brown Agreement”) with the stockholders of D.S.B. Holding Corp, a Delaware corporation (“Holdings”), under which the Company agreed to purchase all of the issued and outstanding shares of capital stock of Holdings. Holdings, though its direct wholly-owned subsidiary the D.S. Brown Company, among other things, engages in the manufacture and sale of products for use in the transportation infrastructure industry. Under the terms of the D.S. Brown Agreement, the total consideration payable by the Company is approximately $96,000,000 in cash, net of a working capital and certain other adjustments the D.S. Brown Agreement provides for. There is no material relationship, other than in respect of the transaction, between the parties. Closing of the transactions contemplated by the D.S. Brown Agreement are subject to customary conditions, including the passage of requisite waiting periods under the Hart Scot Rodino Act, and receipt of all necessary consents, approvals, permits and authorizations from interested governmental and regulatory authorities. The foregoing description of the D.S. Brown Agreement is qualified in its entirety by reference to the terms, provisions and covenants of the D.S. Brown Agreement, a copy of which is filed as Exhibit 10.2 to this report on Form 8-K.
The USP Agreement and the D.S. Brown Agreement have been filed to provide investors and security holders with information regarding the terms, provisions, conditions, and covenants of those agreements and is not intended to provide any other factual information respecting the Company or its subsidiaries. In particular these agreements contain representations and warranties made to and solely for the benefit of the parties thereto, allocating among themselves various risks of the transactions. The assertions embodied in those representations and warranties are qualified or modified by information in disclosure schedules that the parties have exchanged in connection with signing these agreements. Moreover, information concerning the subject matter of the representations and warranties may change after the dates of these agreements, which subsequent information may or may not be fully reflected in our public disclosures. Accordingly, investors and security holders should not rely on the representations and warranties in these agreements as characterizations of the actual state of any fact or facts.
Second Amendment to Third Amended and Restated Credit Agreement
On March 10, 2011, Gibraltar Industries, Inc. and its wholly owned subsidiary, Gibraltar Steel Corporation of New York, a New York corporation, as co-borrowers, entered into Amendment No. 2 (the “Amendment”) to the Third Amended and Restated Credit Agreement with KeyBank National Association and the lenders named therein (the “Credit Agreement”). The Amendment revises the definition of “Fixed Charge Coverage Ratio” and defines several new terms relative to the disposition of USP and Renown. In addition, the Amendment requires that 100% of the net cash proceeds from the disposition of USP and Renown be applied to the debt outstanding under the Credit Agreement. The foregoing description of the Amendment is qualified in its entirety by reference to the terms, provisions, and covenants of such Amendment, a copy of which has been filed as Exhibit 10.3 to this report on Form 8-K and is incorporated herein by reference.
Robert E. Sadler, Jr., a director of the Company, is a member of the Board of Manufacturers and Traders Trust Company, one of the lenders under the Credit Agreement.

Item 8.01	Other Events
On March 10, 2011, the Company issued a press release announcing that it had entered into an agreement to purchase D.S. Brown Company, and completed the sale of United Steel Products Company. A copy of that press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
     (a) Not Applicable
     (b) Not Applicable
     (c) Not Applicable
     (d) Exhibits:

10.1 —	Stock Purchase Agreement among Gibraltar Steel Corporation of New York, and MiTeK Industries, Inc., and MiTeK Canada, Inc. dated March 10, 2011

10.2 —	Stock Purchase Agreement among Gibraltar Industries, Inc. and the stockholders of D.S.B. Holding Corp. dated March 10, 2011

10.3 —	Amendment No. 2 to the Third Amended and Restated Credit Agreement among Gibraltar Industries, Inc., Gibraltar Steel Corporation of New York and KeyBank National Association and the other lenders named therein, dated as of March 10, 2011

99.1 —	Press Release dated March 10, 2011

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIBRALTAR INDUSTRIES, INC.
Date: March 15, 2011	By:	/s/ Kenneth W. Smith
Kenneth W. Smith
Senior Vice President and Chief Financial Officer